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                                                                Exhibit 99.3

                               INSTRUCTIONS

                        TO REGISTERED HOLDER AND/OR
       BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                     OF
                            MDP ACQUISITIONS PLC
                        10 1/8% SENIOR NOTES DUE 2012

To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated ________________, 2003 (the "Prospectus") of MDP Acquisitions plc, an Irish public limited company (the "Issuer"), and the acocmpanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Senior Notes Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Senior Notes Exchange Offer with respect to the 10 1/8% Senior Notes due
2012 (the "Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     E of the Notes.

     With respect to the Senior Notes Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          / / TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):

               E of the Notes

          / / NOT TO TENDER any Notes held by you for the account of the undersigned

     If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the undersigned's principal residence is in the state and country of (FILL IN STATE AND COUNTRY) ______________, (ii) the undersigned is acquiring the Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Notes, (iv) the undersigned acknowledges that any person participating in the Senior Notes Exchange Offer for the purpose of distributing the Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Notes acquired by such person and cannot rely on the position of the Staff of the United States Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "Exchange Offers--Terms of Senior Notes Exchange Offer--Resale of the Senior Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuer or guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Notes.

          / / Check this box if the Beneficial Owner of the Notes is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO
               MDP ACQUISITIONS PLC, ATTENTION: INVESTOR RELATIONS, ARTHUR COX BUILDING, EARLSFORT TERRACE, DUBLIN 2, IRELAND, FACSIMILE:
               +353 (1) 618-0618.

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                                    SIGN HERE

     Name of beneficial owner(s):
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     Signature(s):
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     Name (please print):
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     Address:
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     Telephone number:
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     Taxpayer Identification or Social Security Number:
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     Date:
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